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                                                                    EXHIBIT 10.1



                            INDEMNIFICATION AGREEMENT


         This INDEMNIFICATION AGREEMENT is made as of March   , 2000, and is
entered into by and between Sierra Well Service, Inc., a Delaware corporation (the "Company"), and ______________________ ("Indemnitee").

                                R E C I T A L S:

               WHEREAS, the certificate of incorporation and bylaws of the Company provide for the indemnification of its directors and executive officers to the maximum extent permitted from time to time under applicable law and, along with the Delaware General Corporation Law, contemplate that the Company may enter into agreements with respect to such indemnification; and

               WHEREAS, the Board of Directors of the Company has concluded that it is reasonable, prudent and in the best interests of the Company*s stockholders for the Company to contractually obligate itself to indemnify certain of its Authorized Representatives (defined below) so that they will serve or continue to serve with greater certainty that they will be adequately protected.

               NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee hereby agree as follows:

               1. Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

               "Authorized Representative" means (i) a director, officer, employee, agent or fiduciary of the Company or any Subsidiary and (ii) a person serving at the request of the Company or any Subsidiary as a director, officer, employee, fiduciary or other representative of another Enterprise.

               "Enterprise" means any corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other entity.

               "Expenses" means all expenses, including (without limitation) reasonable fees and expenses of counsel.

               "Liabilities" means all liabilities, including (without limitation) the amounts of any judgments, fines, penalties, excise taxes and amounts paid in settlement.



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               "Proceeding" means any threatened, pending or completed claim, action (including any action by or in the right of the Company), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that Indemnitee is or was an Authorized Representative or a prospective Authorized Representative.

               "Subsidiary" means, at any time, (i) any corporation of which at least a majority of the outstanding voting stock is owned by the Company at such time, directly or indirectly through subsidiaries, and (ii) any other Enterprise in which the Company, directly or indirectly, owns more than a 50% equity interest at such time.

               2. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

               (i) the singular number includes the plural number and vice versa;

               (ii)  reference to any gender includes each other gender;

               (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

               (iv) unless the context indicates otherwise, reference to any Section means such Section hereof; and

               (v) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term.

               (b) The Section headings herein are for convenience only and shall not affect the construction hereof.

               (c) No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

               (d) In the event of any ambiguity, vagueness or other similar matter involving the interpretation or meaning of this Agreement, this Agreement shall be liberally construed so as to provide to Indemnitee the full benefits contemplated hereby.

               (e) If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more provisions of this Agreement, that provision providing the most comprehensive indemnification shall apply.

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               3.  Limitation on Personal Liability. To the fullest extent permitted by applicable law, Indemnitee shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director of the Company, provided that the foregoing shall not eliminate or limit the liability of Indemnitee (i) for any breach of Indemnitee's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law relating to unlawful dividend payments and unlawful stock purchases or redemptions or (iv) for any transaction from which Indemnitee derived an improper personal benefit.

               4. Indemnity. (a) Subject to the following provisions of this Agreement, the Company shall hold harmless and indemnify Indemnitee against all Expenses and Liabilities actually incurred by Indemnitee in connection with any Proceeding; provided, however, that no indemnity shall be paid by the Company pursuant to this Agreement:

               (i) for amounts actually paid to Indemnitee pursuant to one or more policies of directors and officers liability insurance maintained by the Company or pursuant to a trust fund, letter of credit or other security or funding arrangement provided by the Company; provided, however, that if it should subsequently be determined that Indemnitee is not entitled to retain any such amount, this clause (i) shall no longer apply to such amount;

               (ii) in respect of remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that payment of such remuneration was in violation of applicable law;

               (iii) on account of Indemnitee*s conduct which is finally adjudged to constitute willful misconduct or to have been knowingly fraudulent, deliberately dishonest or from which the Indemnitee derives an improper personal benefit; or

               (iv) on account of any suit in which final judgment is rendered against Indemnitee for an accounting of profits made from the sale or purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

               (b) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for only a portion (but not, however, for the total amount) of any Expenses or Liabilities actually incurred by Indemnitee in connection with any Proceeding, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled. If the indemnification provided for herein in respect of any Expenses or Liabilities actually incurred by Indemnitee in connection with any Proceeding is finally determined by a court of competent jurisdiction to be prohibited by applicable law, then the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount paid or payable by Indemnitee as a result of such Expenses and Liabilities in such proportion as is appropriate to reflect (i) the relative benefits

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received by the Company on the one hand and Indemnitee on the other hand from the events, circumstances, conditions, happenings, actions or transactions from which such Proceeding arose, (ii) the relative fault of the Company (including its other Authorized Representatives) on the one hand and of Indemnitee on the other hand in connection with the events, circumstances and happenings which resulted in such Expenses and Liabilities, such relative fault to be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the events, circumstances and/or happenings resulting in such Expenses and Liabilities, and
(iii) any other relevant equitable considerations, it being agreed that it would not be just and equitable if such contribution were determined by pro rata or other method of allocation which does not take into account the foregoing equitable considerations.

               (c) The indemnification provided herein shall be applicable only to Proceedings commenced after the date hereof, regardless, however, of whether they arise from acts, omissions, facts or circumstances occurring before or after the date hereof.

               (d) The indemnification provided herein shall be applicable whether or not negligence of Indemnitee is alleged or proved, and regardless of whether such negligence be contributory or sole.

               (e) Amounts paid by the Company to Indemnitee under this Section 4 are subject to refund by Indemnitee as provided in Section 8.

               5. Notification and Defense of Claims. (a) Promptly after the receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement of such Proceeding; provided, however, that the omission to so notify the Company will not relieve the Company (i) from any liability which it may have to Indemnitee under this Agreement unless, and then only to the extent that, such omission results in insufficient time being available to permit the Company or its counsel to effectively defend against or make timely response to any loss, claim, damage, liability or expense resulting from such Proceeding or otherwise has a material adverse effect on the Company's ability to promptly deal with such loss, claim, damage, liability or expense or (ii) from any liability which it may have to Indemnitee otherwise than under this Agreement.

               (b) The following provisions shall apply with respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

               (i) The Company shall be entitled to participate therein at its own expense.

               (ii) Except as otherwise provided below, to the extent it may elect to do so, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel of its own selection reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any

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        Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (1) the employment of separate counsel by Indemnitee has been authorized by the Company; (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding; or (3) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the reasonable fees and expenses of Indemnitee's counsel shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (2) above. Nothing in this subparagraph (ii) shall affect the obligation of the Company to indemnify Indemnitee against Expenses and Liabilities paid in settlement for which it is otherwise obligated hereunder.

               (iii) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceedings or claims effected without its prior written consent. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

               6. Advancement of Expenses, etc. If requested to do so by Indemnitee with respect to any Proceeding, the Company shall advance to or for the benefit of Indemnitee, in reasonable intervals prior to the final disposition of such Proceeding, the Expenses actually incurred by Indemnitee in investigating, defending or appealing such Proceeding. Any judgments, fines or amounts to be paid in settlement of any Proceeding shall also be advanced by the Company upon request by Indemnitee. Advances made by the Company under this
Section 6 are subject to refund by Indemnitee as provided in Section 8.

               7. Right of Indemnitee to Bring Suit. (a) If a claim for indemnification or a claim for an advance under this Agreement is not paid in full by the Company within 30 days after receipt by the Company from Indemnitee of a written request or demand therefor, Indemnitee may bring suit against the Company to recover the unpaid amount of the claim. If, in any such action, Indemnitee makes a prima facie showing of entitlement to indemnification under this Agreement, the Company shall have the burden of proving that indemnification is not required under this Agreement. The only defense to any such action shall be that indemnification is not required by this Agreement.

               (b) In the event that any action is instituted by Indemnitee to enforce Indemnitee's rights or to collect monies due to Indemnitee under this Agreement and if Indemnitee is successful in such action, the Company shall reimburse Indemnitee for all Expenses incurred by Indemnitee with respect to such action.

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               8. Repayment Obligation of Indemnitee. If the Company advances or pays any amount to Indemnitee under Section 4, 6 or 7 and if it shall thereafter be finally adjudicated that Indemnitee was not entitled to be indemnified hereunder for all or any portion of such amount, Indemnitee shall promptly repay such amount or such portion thereof, as the case may be, to the Company. If the Company advances or pays any amount to Indemnitee under Section 4, 6 or 7 and if Indemnitee shall thereafter receive all or a portion of such amount under one or more policies of directors and officers liability insurance maintained by the Company or pursuant to a trust fund, letter of credit or other security or funding arrangement provided by the Company, Indemnitee shall promptly repay such amount or such portion thereof, as the case may be, to the Company.

               9. Changes in Law. If any change after the date of this Agreement in any applicable law, statute or rule expands the power of the Company to indemnify Authorized Representatives, such change shall be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. If any change after the date of this Agreement in any applicable law, statute or rule narrows the right of the Company to indemnify an Authorized Representative, such change shall, to the fullest extent permitted by applicable law, leave this Agreement and the parties' rights and obligations hereunder unaffected.

               10. Continuation of Indemnity. All agreements and obligations of the Company hereunder shall continue during the period Indemnitee is an Authorized Representative, and shall continue after Indemnitee has ceased to occupy such position or have such relationship so long as Indemnitee shall be subject to any possible Proceeding.

               11. Maintenance of Insurance. (a) The Company represents that it presently maintains in force and effect the following directors and officers liability insurance ("D&O Insurance") policies (the "Insurance Policies"):

               Insurer             Policy No.           Coverage
               -------             ----------           --------


Subject only to the provisions of Section 11(b) hereof, the Company hereby agrees that, so long as Indemnitee shall continue to serve as an Authorized Representative and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company shall use its best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that currently provided pursuant to the Insurance Policies, provided that the Company shall have no obligation to provide primary coverage in excess of $_____ million or excess coverage in excess of $______ million.

               (b) The Company shall not be required to purchase and maintain the Insurance Policies in effect if D&O Insurance is not reasonably available or if, in the reasonable business judgement of the then directors of the Company, either (i) the premium cost for such insurance is excessive in light of the amount of coverage or (ii) the coverage provided by such insurance is so

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limited by exclusions, retentions, deductibles or otherwise that there is insufficient benefit from such insurance.

               12. Nonexclusivity. The indemnification and other rights provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under (i) any statutory or common law, (ii) the Company's certificate of incorporation, (iii) the Company's bylaws, (iv) any other agreement or (v) any vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in this Agreement. Nothing in this Agreement shall in any manner affect, impair or compromise any indemnification Indemnitee has or may have by virtue of any agreement previously entered into between Indemnitee and the Company.

               13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (i) the validity, legality or enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each provision of this Agreement is a separate and independent portion of this Agreement.

               14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the person making the waiver nor shall such waiver constitute a continuing waiver.

               15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be addressed (i) if to the Company, at its principal office address as shown on the signature page hereof or such other address as it may have designated by written notice to Indemnitee for purposes hereof, directed to the attention of the Secretary and
(ii) if to Indemnitee, at Indemnitee's address as shown on the signature page hereof or to such other address as Indemnitee may have designated by written notice to the Company for purposes hereof. Each such notice or other communication shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) transmitted by facsimile transmission, at the time that receipt of such transmission is confirmed, or (c) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

               16. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               17. Heirs, Successors and Assigns. (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by (i) Indemnitee and Indemnitee's personal or legal

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representatives, executors, administrators, heirs, devisees and legatees and
(ii) the Company and its successors and assigns. This Agreement shall not inure to the benefit of any other person or Enterprise.

               (b) The Company agrees to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the assumption and agreement provided for in this Section 17 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.



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               ENTERED into on the day and year first above written.


                                                   SIERRA WELL SERVICE, INC.



                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:
                                                       Address:
                                                       Telecopier:


                                                   INDEMNITEE:


                                                   -----------------------------
                                                   [OFFICER/DIRECTOR]

                                                   Address:
                                                   Telecopier:




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